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                   [LETTERHEAD OF CORDOVANO AND HARVEY, P.C.]



                                                              December 10, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


            Re: Astralis Pharmaceuticals Ltd. (formerly Hercules Development Group, Inc.)

Ladies and Gentlemen:

            We were previously principal accountants for Hercules Development Group, Inc., the predecessor of Astralis Pharmaceuticals, Ltd., and we reported on the financial statements of Hercules Development Group, Inc. as of and for the years ended December 31, 2000 and 1999, for the fiscal year ended December 31, 2000 and for the period from June 20, 1999 (date of inception) through December 31, 1999. On November 28, 2001, our appointment as principal accountants was terminated. We have read Astralis Pharmaceuticals Ltd's statements included under Item 4 of its Form 8-KA dated December 10, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with the statements included in Items 4(a)(iii) and 4(b).


                                                     Yours truly,

                                                  /s/ Cordovano and Harvey, P.C.
                                                  -----------------------------
                                                  Cordovano and Harvey, P.C.